Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 22, 2011, accompanying the financial statements of SQN Alternative Investment Fund III, L.P. as contained in this Registration Statement and Prospectus on Form S-1. We consent to the use of the aforementioned report in this Amendment No. 2 to the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts.”

/s/ Holtz Rubenstein Reminick, LLP

New York, New York
February 22, 2011